EXHIBIT 10.3

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of this 10th day of May, 2017, between Oragenics, Inc., a Florida corporation (the “Company”), and Intrexon Corporation, a Virginia corporation (the “Lender”).

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue to the Lender a promissory note in substantially the form as Exhibit A hereto (the “Note”) upon the terms and conditions set forth herein; and

WHEREAS, the Lender has agreed to make such loan to the Company subject to the terms and conditions contained herein and in the Note.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

In addition to the terms defined elsewhere herein, when used herein, the following terms shall have the meanings indicated hereunder:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Affiliate” means, with respect to any Person, any other Person who controls, is controlled by or is under common control with such Person.

“Agreement” means this Note Purchase Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

“Capital Stock” means all of the Company’s issued and outstanding equity securities.

“Closing” has the meaning set forth in Section 2.2 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.2 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statue thereto.

“Commitment” means the maximum amount of capital which the Lender agrees to fund under the terms set forth in the Note, the aggregate amount of which shall be Two Million and Four Hundred Thousand Dollars ($2,400,000).

“Company” has the meaning assigned to such term in the recitals to this Agreement.

“Contractual Obligation(s)” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Copyright(s)” means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

“Equitable Exceptions” has the meaning set forth in Section 3.4 of this Agreement.

“GAAP” means U.S. generally accepted accounting principles in effect from time to time.

“Governmental Authority(ies)” when used in the singular, means any federal, state or local governmental or quasi-governmental instrumentality, agency, board, commission or department or any regulatory agency, bureau, commission or authority and, when used in the plural, means all such entities.

“Intellectual Property” means Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, software (excluding “off the shelf” software) and other proprietary rights.

“Internet Assets” means any internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Lender” has the meaning assigned to such term in the recitals to this Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidencing substantially the same economic effect as any of the foregoing.

“Loan” has the meaning assigned to such term in the Note.

“Material Adverse Effect” means, subject to any applicable cure or grace periods, a material adverse effect upon any of (a) the financial condition, operations, business or properties of the Company, (b) the ability of the Company to perform its material obligations under the Agreement or any of the Transaction Documents or (c) the legality, validity or enforceability of this Agreement or any of the Transaction Documents.

“Note” has the meaning assigned to such term in the recitals to this Agreement.

“Orders” means, collectively, any Lien under any Contractual Obligation or any judgment, injunction, writ, award, decree or order of any nature.

“Patent(s)” means any foreign or United States patents and patent applications, including any divisionals, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Person” means any individual or group of individuals, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to the transaction contemplated or referred to herein.

“SEC” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

“Securities Filings” means the filing of any filing required by the SEC under the Act, or any filing with Florida or other appropriate state agencies by the Company in each case in respect of its issuance of the Note.

“Trademarks” means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Trade Secrets” means any scientific or technical information, design, process, procedure, formula or improvement that derives independent economic value from not being generally known, and not being readily ascertainable through proper means, to the Company’s competitors or other persons who can obtain economic value from its use. To the fullest extent consistent with the foregoing, and otherwise lawful, Trade Secrets shall include, without limitation, information and documentation pertaining to the design, specifications, testing, validation, implementation and customizing techniques and procedures concerning the Company’s products and services.

“Transaction Documents” means, collectively, this Agreement and the Note.

Section 1.2 Accounting Terms; Financial Statements.

All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term “sound accounting practice” shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

ARTICLE II

PURCHASE AND SALE OF THE NOTE

Section 2.1 Purchase and Sale of the Note.

Subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Lender, and the Lender hereby agrees that it will purchase from the Company, on the Closing Date, a Note for a principal amount of $2,400,000 (the “Loan Amount”). The Lender agrees to be bound by the terms and conditions of each Note issued to the Lender hereunder.

Section 2.2 Closing.

The closing of the sale and purchase of the Note (the “Closing”) shall take place on the day upon which the Loan is funded by Lender to Company, subject to satisfaction (or waiver) of all conditions set forth in this Agreement. (the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lender that the statements contained in this Section 3.1 are true, complete and correct as of the Closing. For purposes of the representations and warranties set forth in this Section 3.1, the Company will be deemed to have “knowledge” of a particular fact or other matter if an officer or director of the Company is actually aware of such fact or other matter.

Section 3.1 Organization and Standing.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

Section 3.2 Authorization; Enforceability.

(a)	The Company has all requisite corporate power and authority to execute, deliver and perform, as applicable, this Agreement and the Note.

(b)	All corporate action on the part of the Company and its officers, directors and shareholders necessary for (i) the authorization, execution, delivery and performance of all obligations of the Company under each of the Transaction Documents has been taken and (ii) the issuance and sale by the Company of the Note hereunder has been taken. Each of the Transaction Documents constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws (the “Equitable Exceptions”).

Section 3.3 Validity of Note and Issuance.

The Note (i) is duly authorized, and (ii) when issued and sold to the Lender will be validly issued.

Section 3.4 Compliance with Law and Instruments.

To the Company’s knowledge, the execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Note will not, with or without the passage of time or giving of notice, violate any applicable statute, rule, regulation, order or restriction of any government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, any term of the Company’s organizational documents, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.

Section 3.5 Consents.

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority or any other Person or entity is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with notice filings and other requirements under federal and applicable state securities laws.

Section 3.6 Offering Exemption.

Based in part on the representations of the Lender set forth in Article IV below, the offer, sale and issuance of the Note in conformity with the terms and conditions set forth in this Agreement and in the Note are exempt from the registration requirements of the Act and are exempt from the qualification or registration requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Note to any Person or Persons so as to bring the sale of such Note by the Company within the registration provisions of the Act or any state securities laws.

Section 3.7 Brokers and Finders.

The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Agreement or the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LENDER

As a material inducement to the Company to enter into and perform its obligations under this Agreement, the Lender represents and warrants to the Company as of the Closing as follows:

Section 4.1 Authorization; Enforceability.

Lender has all requisite power and authority to execute, deliver and perform this Agreement. All action on the part of the Lender and its directors, officers, and shareholders, necessary for the authorization, execution, delivery and performance of all obligations of the Lender under this Agreement has been taken. This Agreement constitutes the valid and legally binding obligation of the Lender, enforceable in accordance with their terms, except as limited by the Equitable Exceptions.

Section 4.2 Investor Representations.

(a)	The Note will be acquired by the Lender for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution. The Lender does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to the Note.

(b)	The Lender is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

(c)	The Lender understands that the Note is characterized as “restricted security” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such security may be resold without registration under the Act only in certain limited circumstances. The Lender acknowledges and agrees that the Note must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Lender understands that no public market now exists for the Note and that a public market may never exist for the Note.

(d)	The Lender acknowledges and agrees that it can bear the economic risk of its investment in the Note and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note.

(e)	The Note purchased under this Agreement was not offered or sold to the Lender by any form of general solicitation or general advertising.

(f)	The Lender has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

Section 4.3 Legends.

The Lender acknowledges and agrees that the instruments evidencing the Note may bear such restrictive legends as required by law.

ARTICLE V

CONDITIONS TO THE OBLIGATION OF THE LENDER TO CLOSE

The obligation of the Lender to purchase the Note and to perform any obligations hereunder with respect to the Closing shall be subject to the satisfaction as determined by, or waiver by, the Lender of the following conditions on or before the Closing.

Section 5.1 Representations and Warranties.

The representations and warranties of the Company contained in Article III hereof that are qualified by materiality shall be true and correct at and as of the date hereof (except with respect to such representations and warranties that address matters only as of a particular date, which are true and correct as of such particular date), and each of the representations and warranties of the Company contained in Article III hereof that are not so qualified shall be true and correct in all material respects at and as of the date hereof (except with respect to such representations and warranties that address matters only as of a particular date, which are true and correct in all material respects as of such particular date).

Section 5.2 Compliance with this Agreement.

The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

Section 5.3 Note.

The Company shall have executed and delivered to the Lender the Note.

Section 5.4 Consents and Approvals.

Except for the Securities Filings, all consents, exemptions, authorizations, or other action by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company that are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Lender shall have been furnished with appropriate evidence thereof.

Section 5.5 No Material Judgment or Order.

There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law that, in the reasonable judgment of the Lender, would prohibit the purchase of the Note or subject the Lender to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Note were to be purchased hereunder.

Section 5.6 No Litigation.

No action, suit proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company that would, if adversely determined, have a Material Adverse Effect.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE

The obligation of the Company to issue and sell the Note and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or written waiver by, the Company of the following conditions on or before the Closing Date.

Section 6.1 Representations and Warranties.

The representations and warranties of the Lender contained in Article IV hereof that are qualified by materiality shall be true and correct at and as of the date hereof (except with respect to such representations and warranties that address matters only as of a particular date, which are true and correct as of such particular date), and each of the representations and warranties of the Lender contained in Article IV hereof that are not so qualified shall be true and correct in all material respects at and as of the date hereof (except with respect to such representations and warranties that address matters only as of a particular date, which are true and correct in all material respects as of such particular date).

Section 6.2 Compliance with this Agreement.

The Lender shall have performed and complied in all material respects with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Lender on or before the Closing Date.

Section 6.3 No Material Judgment or Order.

There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law that, in the reasonable judgment of the Company, would prohibit the sale of the Note or subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Note were to be purchased hereunder.

Section 6.4 No Litigation.

No action, suit proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Lender that would, if adversely determined, have a material adverse effect on the ability of the Lender to perform their obligations under this Agreement or any of the other Transaction Documents to which they are a party.

Section 6.5 Consents and Approvals.

Except for the Securities Filings, all consents, exemptions, authorizations, or other action by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of the Lender that are necessary in connection with the execution, delivery or performance by, or enforcement against, the Lender of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

Section 6.6 Loan Amount.

The Company shall have received the Loan Amount from the Lender.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Survival of Representations and Warranties.

All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the later date of the one year anniversary of the effective date of this Agreement.

Section 7.2 Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, electronic mail, courier service or personal delivery:

(a)	if to the Company:

Oragenics, Inc.

4902 Eisenhower Blvd.

Suite 125

Tampa, FL 33634

Attention: Dr. Alan Joslyn

Email: ajoslyn@oragenics.com

with a copy (which shall not constitute notice) to:

Shumaker, Loop & Kendrick, LLP

Bank of America Plaza, Suite 2800

101 East Kennedy Boulevard

Tampa, FL 33602

Attention: Mark A. Catchur

Email: mcatchur@slk-law.com

and

(b)	if to the Lender:

Intrexon Corporation

1750 Kraft Drive, Suite 1400

Blacksburg, VA 24060

Attention: Finance Department

Facsimile: 540-961-0925

with a copy (which shall not constitute notice) to:

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, MD 20876

Attention: Legal Department

Email: dlehr@intrexon.com and culrich@intrexon.com

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service, five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and upon receipt if sent via facsimile or electronic mail.

Section 7.3 Successors and Assigns; Third Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms of the applicable Transaction Documents, the Lender may assign any of its rights under any of the Transaction Documents to any of their Affiliates; provided, that, for the avoidance of doubt, the Lender may not assign a Note or any of its rights thereunder to any Person that is not an Affiliate of the Lender without the prior written consent of the Company. The Company may not assign any of its rights under this Agreement without the prior written consent of the Lender. No Person other than the parties hereto and their successors are intended to be beneficiaries of the provisions of this Agreement.

Section 7.4 Amendment and Waiver.

(a)	No failure or delay on the part of the Company or the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Lender at law, in equity or otherwise.

(b)	Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Lender from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Lender, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other further notice or demand in similar or other circumstances.

Section 7.5 Counterparts; Facsimile or Electronic Transmission.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile or by delivery of .pdf files via electronic mail.

Section 7.6 Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.7 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Section 7.8 Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 7.9 Rules of Construction.

Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

Section 7.10 Entire Agreement.

This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.11 Fees.

Each of the parties hereto shall be responsible for all reasonable costs and out-of-pocket fees and expenses incurred by such party (including without limitation the fees, costs and expenses of counsel) in connection with the closing of the transaction contemplated hereby, including without limitation, the documentation and negotiation of the Transaction Documents and any amendments or modifications thereto.

Section 7.12 Publicity; Confidentiality.

None of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party; provided, however, that nothing in this Agreement shall restrict the Lender or the Company from disclosing information (a) that is already publicly available, (b) that was known to the Lender on a non-confidential basis prior to its disclosure by the Company, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that the parties will use reasonable efforts to notify the other party in advance of such disclosure so as to permit such party to seek a protective order or otherwise contest such disclosure, and such other party will use reasonable efforts to cooperate, at the expense of the party trying to prevent such disclosure, with such party in pursuing any such protective order, (d) to the extent that the Lender or the Company reasonably believes it appropriate in order to comply with any Requirement of Law, (e) to the Lender’s or the Company’s officers, directors, shareholders, agents, employees, shareholders, partners, controlling persons, auditors or counsel, (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Documents, or (g) to the prospective transferee in connection with any contemplated transfer of any Note. If any announcement is required by law or the rules of any securities exchange or market on which shares of Capital Stock of the Company are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party reasonable opportunity to comment thereon.

Section 7.13 Further Assurances.

Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other action by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

Section 7.14 Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(a)

In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Company and the Lender, the parties to the fullest extent they may legally do so, (i) waive the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVE TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION. THE COMPANY AGREES THAT THIS SECTION 7.14(a) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND ANY CREDIT TO THE COMPANY IF THIS SECTION 7.14(a) WERE NOT PART OF THIS AGREEMENT.

(b)	The parties hereby irrevocably consent to the exclusive jurisdiction of any state court located within the State of Delaware or the United States District Court for the District of Delaware in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In such litigation, the Company waives, to the fullest extent it may effectively do so, any personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Company, at its address set forth in this Agreement. The Company hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

COMPANY:	ORAGENICS, INC.

	By:	/s/ Alan Joslyn
Name: Alan Joslyn
Title: Chief Executive Officer

LENDER:	INTREXON CORPORATION

	By:	/s/ Donald P. Lehr
Name: Donald P. Lehr
Title: Chief Legal Officer

[Signature Page to Note Purchase Agreement]

EXHIBIT A

FORM OF PROMISSORY NOTE